Exhibit 99.1

LookSmart, Ltd. Shareholders Approve Merger, Reverse Split and Spin-Off of Company's Assets and Operations

LookSmart, Ltd.2 hours ago

SAN FRANCISCO, Oct. 26, 2015 /PRNewswire/ — Michael Onghai, President and Chief Executive Officer of LookSmart, Ltd. (LOOK), said today that he is very pleased to announce the shareholders of LookSmart, Ltd., at a Special Meeting of the Stockholders held the morning of October 26, 2015, overwhelmingly approved the following resolutions:

•	To effect a reverse split of LookSmart, Ltd.'s outstanding common stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to November 30, 2015, with the exact ratio to be set at a whole number within this range, as determined by LookSmart, Ltd.'s board of directors in its sole discretion.

•	To adopt a spin-off of LookSmart, Ltd.'s business, assets and liabilities into LookSmart Group, Inc.

•	To adopt an Agreement and Plan of Merger by and among Pyxis Tankers Inc., Maritime Technologies Corp., LookSmart, Ltd. and LookSmart Group, Inc., and to approve the transactions contemplated by such agreement.

About LookSmart, Ltd.

LookSmart, Ltd. was organized in 1996 and is incorporated in the State of Delaware. LookSmart, Ltd. is a digital advertising solutions company that provides relevant solutions for search and display advertising customers, organized along five lines of business: (i) Clickable, (ii) LookSmart AdCenter, (iii) Novatech.io, (iv) ShopWiki and (v) web searches. In addition, LookSmart, Ltd. formed a partnership with Conversion Media Holdings, LLC, which supports the company's other lines of business through the creation of content sites directed at ecommerce verticals. The company operates its partnership and each line of business, while being related to the others in terms of shared resources, as separate business lines with their own core management, profits and losses, and the ability to operate independently as separate businesses. As a result, this separation of business lines allows Looksmart, Ltd. to operate effectively as a holding company and as a capital allocator to each of the company's separate businesses with the goal of finding mispriced assets in the public and private markets and subsequently taking those assets to create scalable and sustainable businesses that may then be monetized for the ultimate benefit of Looksmart, Ltd.'s stockholders.

Forward-looking Statements

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, LookSmart's and Pyxis' expectations with respect to future performance, growth and anticipated acquisitions; the anticipated financial impact of the merger; ability to recognize the anticipated benefits of the merger; costs related to the proposed merger; the satisfaction of the closing conditions to the merger; the timing of the completion of the merger; volatility in charter rates and profitability; demand for shipping of refined petroleum products; global economic conditions; changes in fuel prices; geopolitical events and regulatory changes; damages to vessels; acts of piracy, political instability, terrorist or other attacks, war or international hostilities; loss of key personnel; delays in deliveries of product tankers; difficulty managing planned growth properly; seasonal and exchange rate fluctuations; access to additional financing; changes in tax laws; weather and natural disasters; changing interpretations of generally accepted accounting principles; inquiries and investigations and related litigation; continued compliance with government regulations; and other risks and uncertainties indicated from time to time in filings with the SEC. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in LookSmart's most recent filings with the SEC and will be contained in the proxy statement/prospectus to be filed as result of the transactions described above. All subsequent written and oral forward-looking statements concerning LookSmart, LookSmart Group, Pyxis or Merger Sub, the transactions described herein or other matters and attributable to LookSmart, LookSmart Group, Pyxis or Merger Sub, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither LookSmart, LookSmart Group, Pyxis nor Merger Sub undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:
LookSmart, Ltd.
555 California Street, #324
San Francisco, California 91405

Visit our website http://www.looksmart.com.